Exhibit 99.1

Elutia Reports Third Quarter 2025 Financial Results; Closes $88 Million Sale of BioEnvelope Business to Boston Scientific Corporation; Funds NXT-41x Development

- Rapidly advancing NXT-41x to address significant unmet medical need for plastic and reconstructive surgery, which represents an estimated $1.5 billion U.S. market opportunity

Conference call today at 5:00 p.m. ET / 2:00 p.m. PT

GAITHERSBURG, Md., November 6, 2025 — Elutia Inc. (Nasdaq: ELUT) (“Elutia” or the “Company”), a pioneer in drug-eluting biomatrix technologies, today provided a business update and financial results for the third quarter of 2025.

Business Highlights:

•	BioEnvelope Business Sold to Boston Scientific Corporation for $88 Million: Transaction closed October 1, 2025, with proceeds used to eliminate debt and fund NXT-41x development program.

•	Advancing Next-Generation Antibiotic-Eluting Biomatrix for Plastic and Reconstructive Surgery: Leveraging its proven drug-eluting biologics platform, Elutia is progressing NXT-41x, a biomatrix that addresses infections and associated complications following mastectomy in the 1.5 billion U.S. market. FDA clearance of the base matrix anticipated in 2H26 and drug-eluting version anticipated in 1H27.

•	Addressing Significant Problem with Serious Unmet Need: With one in three patients facing serious complications from breast reconstruction, combined with the high cost of treatment, Elutia is harnessing its drug-eluting platform solution to attack the most prevalent cause of implant failure.

•	Strengthened Balance Sheet: Completed sale of the BioEnvelope business provides capital to fully fund development and launch of NXT-41x platform without the need for shareholder dilution.

•	Medtech Leader Joins Board: Guido J. Neels, Operating Partner at EW Healthcare Partners and former Chief Operating Officer of Guidant Corporation, appointed to the Company’s Board of Directors.

•	Scientific Evidence: Data published in Frontiers in Cardiovascular Medicine show that drug-eluting biologic materials support healthy, vascularized tissue regeneration while providing local drug delivery, demonstrating the platform’s potential for surgical applications.

•	Legacy Litigation Substantially Resolved: Settled an additional seven FiberCel cases, leaving only six cases unresolved and significantly reducing expected litigation expenses going forward.

“Behind every breast reconstruction is a woman overcoming cancer,” said Dr. Randy Mills, Chief Executive Officer of Elutia. “Incredibly, infection remains one of the biggest barriers to recovery, impacting 15–20% of reconstruction cases. Our antibiotic-eluting technology is designed to prevent infection from occurring in the first place. The Elutia CRU is laser-focused on this goal, fully resourced, and moving fast to deliver a game-changing solution that helps women everywhere thrive without compromise.”

Third Quarter 2025 Financial Results

For the three-month period ended September 30, 2025, as compared to the same period of 2024:

•	Overall net sales were $3.3 million, compared to $3.7 million in Q3 2024. Net sales in both periods exclude contributions from the BioEnvelope business.
•	Net sales of SimpliDerm were $2.4 million, compared to $3.1 million in Q3 2024.

•	Net sales of Cardiovascular products were $0.9 million, compared to $0.6 million in Q3 2024.
•	Gross margin on a GAAP basis was 55.8%, compared to 48.9%
•	Adjusted gross margin (a non-GAAP measure which excludes non-cash amortization of intangibles) was 63.9%, compared to 56.3%. A reconciliation of GAAP gross margin to adjusted gross margin is included in the accompanying financial tables.
•	Total operating expenses were $7.1 million, compared to $11.0 million.
•	Loss from operations was $5.2 million, compared to $9.2 million.
•	Net loss from continuing operations was $0.4 million, compared to net income of $3.3 million.
•	Net loss from discontinued operations was $3.5 million, compared to net loss of $2.1 million.
•	Adjusted EBITDA (a non-GAAP measure that excludes from net loss certain non-operating, non-cash and non-recurring items) was a loss of $2.7 million, approximately the same compared to the year ago period. A reconciliation of net loss to adjusted EBITDA is included in the accompanying financial tables.
•	Cash balance as of September 30, 2025, was $4.7 million. On October 1, 2025, Elutia received $80.3 million in connection with the closing of the BioEnvelope business divestiture to Boston Scientific Corporation. Approximately $27.8 million of the proceeds were used at closing to pay in full and terminate Elutia’s loan facility with SWK Funding, LLC. Additionally, $8 million is held in escrow for a period of twelve months as a customary indemnity holdback.

Conference Call

Elutia will host a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss its third quarter 2025 financial results and performance.

The conference call can be accessed using the following information:

Webcast: Click here

Dial-In: Click here

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call begins. If you forget your PIN prior to the conference call, you can simply re-register.

Please log in approximately 10 minutes prior to the scheduled start time. A live and archived webcast of the event will be available on the “Investors” section of the Elutia website at http://investors.elutia.com/.

About Elutia

Elutia develops and commercializes drug-eluting biomatrix products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Non-GAAP Disclosure

In addition to the Company's financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents in this press release the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted gross margin and adjusted gross profit. The Company defines EBITDA as GAAP net loss excluding interest expense, income tax expense, depreciation and amortization, and the Company defines adjusted EBITDA as EBITDA excluding loss from discontinued operations, stock-based compensation, FiberCel and VBM litigation costs, loss or gain on revaluation of warrant liability, warrant issuance expenses and loss or gain on revaluation of revenue interest obligation. The Company defines adjusted gross profit and adjusted gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of operating results across reporting periods. The Company uses this non-GAAP financial information to establish budgets, manage the Company's business, and set incentive and compensation arrangements. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For a reconciliation of these non-GAAP measures to GAAP, see below “Non-GAAP Reconciliations of EBITDA and Adjusted EBITDA” and “Non-GAAP Reconciliations of Adjusted Gross Profit and Adjusted Gross Margin.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning our future interactions with the U.S. Food and Drug Administration (“FDA”) regarding NXT-41x; expectations for FDA clearance of NXT-41x, including the timing and anticipated success thereof; preparations for the launch of NXT-41x, including the timing and anticipated success thereof; , the size of the breast reduction market and the potential of the Company’s next-generation drug-eluting biomatrix pipeline to compete in that market, expectations for future sales growth and cash flow gains for ProxiCor, Tyke, and VasCure, and any statements regarding future liability with respect to the FiberCel litigation. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following: our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings, including NXT-41 and NXT-41x; our ability to obtain regulatory approval or other marketing authorizations by the U.S. Food and Drug Administration and comparable foreign authorities for our products and product candidates, including NXT-41 and NXT-41x; our ability to achieve or sustain profitability; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; the risk of product liability claims and our ability to obtain or maintain adequate product liability insurance; our ability to defend against the various lawsuits related to FiberCel and other bone viable matrix products and avoid a material adverse financial consequence; our ability to raise funds in the future in the amounts and at the times needed; the continued and future acceptance of our products by the medical community; our dependence on independent sales agents to generate a substantial portion of our net sales; our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business; our ability to successfully realize the anticipated benefits of the October 2025 sale of our CIED business and the November 2024 sale of Orthobiologics business; physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products; our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do; pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations could adversely affect our sales and profitability; our ability to obtain, maintain and adequately protect our intellectual property rights.; and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com

ELUTIA INC.

CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$4,721	$13,239
Accounts receivable, net	3,553	2,276
Inventory	2,011	1,931
Insurance receivables of litigation costs	4,561	4,760
Prepaid expense and other current assets	539	1,986
Current assets of discontinued operations	2,993	1,980
Total current assets	18,378	26,172
Property and equipment, net	2,054	671
Intangible assets, net	1,800	2,600
Operating lease right-of-use assets, and other	2,565	179
Noncurrent assets of discontinued operations	4,610	6,505
Total assets	$29,407	$36,127

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses and other current liabilities	$13,872	$11,253
Current portion of long-term debt	5,000	1,250
Current portion of revenue interest obligation	5,500	4,400
Contingent liability for legal proceedings	16,383	20,432
Current operating lease liabilities	222	144
Current liabilities of discontinued operations	357	316
Total current liabilities	41,334	37,795
Long-term debt	21,103	22,603
Long-term revenue interest obligation	3,910	5,490
Warrant liability	4,030	16,076
Other long-term liabilities	2,814	16
Noncurrent liabilities of discontinued operations	134	407
Total liabilities	73,325	82,387
Stockholders' equity (deficit):
Common stock	42	35
Additional paid-in capital	203,044	183,298
Accumulated deficit	(247,004)	(229,593)
Total stockholders' deficit	(43,918)	(46,260)
Total liabilities and stockholders' deficit	$29,407	$36,127

ELUTIA INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$3,323	$3,662	$9,022	$11,651
Cost of goods sold	1,470	1,871	4,340	6,258
Gross profit	1,853	1,791	4,682	5,393
Operating expenses:
Sales and marketing	1,601	1,241	3,863	3,791
General and administrative	3,519	4,340	10,792	13,828
Research and development	1,088	702	2,948	2,271
Litigation costs, net	853	4,683	7,429	8,757
Total operating expenses	7,061	10,966	25,032	28,647
Loss from operations	(5,208)	(9,175)	(20,350)	(23,254)
Interest expense	265	131	(42)	796
Other (income) expense, net	(5,098)	(12,653)	(10,971)	14,135
Income (loss) before provision of income taxes	(375)	3,347	(9,337)	(38,185)
Provision for income taxes	8	8	24	5
Net loss from continuing operations	(383)	3,339	(9,361)	(38,190)
Loss from discontinued operations	(3,485)	(2,053)	(8,050)	(6,698)
Net (loss) income	$(3,868)	$1,286	$(17,411)	$(44,888)
Net (loss) income per share – basic	$(0.09)	$0.03	$(0.43)	$(1.65)
Net (loss) income per share – diluted	$(0.19)	$(0.33)	$(0.66)	$(1.65)
Weighted average common shares outstanding - basic	42,431,314	32,520,134	40,965,925	27,132,216
Weighted average common shares outstanding - diluted	46,957,199	35,520,938	45,492,271	27,132,216

ELUTIA INC.

NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN RECONCILIATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$3,323	$3,662	$9,022	$11,651
Gross profit	1,853	1,791	4,682	5,393
Intangible asset amortization expense	269	270	807	808
Adjusted gross profit (Non-GAAP)	$2,122	$2,061	$5,489	$6,201
Gross margin	55.8%	48.9%	51.9%	46.3%
Adjusted gross margin percentage (Non-GAAP)	63.9%	56.3%	60.8%	53.2%

ELUTIA INC.

EBITDA AND ADJUSTED EBITDA RECONCILIATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(3,868)	$1,286	$(17,411)	$(44,888)
Interest expense(1)	265	131	(42)	796
Provision (benefit) for income taxes	8	8	24	5
Depreciation and amortization	279	280	877	843
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (Non-GAAP)	(3,316)	1,705	(16,552)	(43,244)
Loss from discontinued operations(2)	3,485	2,053	8,050	6,698
Stock-based compensation	1,334	1,530	3,450	5,880
Litigation costs, net(3)	853	4,683	7,429	8,757
(Gain) loss on revaluation of warrant liability(4)	(5,098)	(12,653)	(12,518)	15,321
Warrant issuance expenses	-	-	105	257
Loss (gain) on revaluation of revenue interest obligation(5)	-	-	1,442	(1,442)
Adjusted EBITDA (Non-GAAP)	$(2,742)	$(2,682)	$(8,594)	$(7,773)

(1)	Represents interest expense recorded on the revenue interest obligation and financed insurance premiums.
(2)	Represents the financial results of the BioEnvelope business sold to Boston Scientific on October 1, 2025.
(3)	Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding FiberCel and VBM litigation cases offset by the amounts recovered and recoverable under insurance.
(4)	Represents the non-cash revaluation of Common Warrants and Prefunded Warrants issued in connection with a private offering in September 2023 and registered direct offerings in June 2024 and February 2025.
(5)	Represents the non-cash revaluation of the revenue interest obligation. At each reporting period, the value of the revenue interest obligation is re-measured based on current estimates of future payments, with changes to be recorded in the consolidated statements of operations using the catch-up method.